UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  October 31, 2013

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As described more fully in Item 2.01 below (which description is incorporated herein by reference), on October 31, 2013, Bloomin’ Brands, Inc. (the “Company”) entered into a Quota Purchase and Sale Agreement (the “Purchase Agreement”), by and between the Company, Bloom Holdco Participações Ltda. (“Purchaser”), PGS Participações Ltda. (“PGS Par”), the equity holders of PGS Par (the “Sellers”), PGS Consultoria e Serviços Ltda. (the “Brazilian Joint Venture”), and Bloom Participações Ltda., parent company of Purchaser.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Purchase Agreement, effective November 1, 2013, the Company, through a wholly owned subsidiary, completed the acquisition of a controlling interest in the Brazilian Joint Venture by purchasing 80% of the issued and outstanding capital stock of PGS Par, the Company’s joint venture partner which holds a 50% interest in the Brazilian Joint Venture (the “Acquisition”). Prior to the Acquisition, the Company held a 50% interest in the Brazilian Joint Venture. As a result of the Acquisition, the Company now holds a 90% interest in the Brazilian Joint Venture. The Brazilian Joint Venture operates Outback Steakhouse® restaurants in Brazil (the “Business”).

The Company completed the Acquisition for total consideration of approximately R$241 million (BRL) (or approximately $111 million) in cash. The Company financed the Acquisition primarily with borrowings of $100 million on its existing revolving credit facility and available cash.

The Purchase Agreement includes provisions providing the Sellers options to sell their remaining interests in the Business to Purchaser (the “put options”) and providing Purchaser options to purchase such remaining interests (the “call options” and together with the put options, the “Options”), in various amounts and at various times from 2015 through 2018, subject to acceleration in certain circumstances. The purchase price under each of the Options is based on a multiple of the EBITDA of the Business, subject to a fair market value adjustment, as determined at the time of exercise pursuant to the Purchase Agreement.

The Purchase Agreement also contains customary indemnification obligations of each party with respect to breaches of their respective representations, warranties, covenants and obligations, and certain other designated matters.

On November 1, 2013, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated November 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: November 4, 2013	By:	/s/ Joseph J. Kadow
Joseph J. Kadow
Executive Vice President and Chief Legal Officer

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